EX-99.B-77Q1(e)

SUB-ITEM 77Q1(e):  New or amended Registrant investment advisory contracts.

INVESTED PORTFOLIOS

Appendix A and Appendix B to the Investment Management Agreement, amended August 16, 2017, was filed with the Securities and Exchange Commission by EDGAR on September 15, 2017, in Post-Effective Amendment No. 30 to the Registration Statement on Form N-1A, and is incorporated by reference herein.

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Expense Waiver Consent Letter, dated August 16, 2017, was filed with the Securities and Exchange Commission by EDGAR on September 15, 2017, in Post-Effective Amendment No. 30 to the Registration Statement on Form N-1A, and is incorporated by reference herein.